UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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VITAMIN SHOPPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAMIN SHOPPE, INC.

2101 91ST Street

North Bergen, New Jersey 07047

April 20, 2010

To our stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Vitamin Shoppe, Inc. (the “Company”), which will be held at the Homewood Suites, 10 The Promenade, Edgewater, New Jersey 07020, on Wednesday, June 2, 2010, beginning at 10:00 a.m., Eastern Daylight Time.

The formal notice of the meeting is provided in the enclosed Proxy Statement. At the meeting, stockholders will vote on the election of ten directors, to approve the adoption of the Company’s 2010 Employee Stock Purchase Plan, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and will transact such other business that may properly come before the meeting.

The enclosed Proxy Statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the meeting. You may revoke your proxy at any time prior to the proxy being voted by following the procedures described in the enclosed Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders. This year, we will be taking advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. For the first time, we are mailing to many of our stockholders a notice of availability of the proxy materials over the Internet, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. All stockholders who do not receive such a notice of availability will receive a full set of paper proxy materials by U.S. mail. This new process will reduce our costs to print and distribute our proxy materials.

Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Sincerely,

Richard L. Markee

Chairman and Chief Executive Officer

VITAMIN SHOPPE, INC.

2101 91ST Street

North Bergen, New Jersey 07047

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Daylight Time on Wednesday, June 2, 2010

PLACE	Homewood Suites, 10 The Promenade, Edgewater, New Jersey 07020

ITEMS OF BUSINESS	• To elect ten members to the Board of Directors.

• To approve the adoption of the Company’s 2010 Employee Stock Purchase Plan.

• To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

• To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on Friday, March 26, 2010

INTERNET AVAILABILITY	This year, in accordance with new Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to our stockholders. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution will make the proxy distribution process more efficient and less costly, and will limit our impact on the environment. This Proxy Statement and our 2009 Annual Report to Stockholders are available at www.proxyvoting.com.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet at www.proxyvoting.com, by telephone by calling 1-866-540-5760, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

Richard L. Markee

Chairman and Chief Executive Officer

April 20, 2010

VITAMIN SHOPPE 2010 EMPLOYEE STOCK PURCHASE PLAN	ANNEX I

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

The Company is providing this Notice of Annual Meeting of Stockholders, Proxy Statement, voting instructions and Annual Report (the “proxy materials”) in connection with the solicitation by the Board of Directors of Vitamin Shoppe, Inc. (“Vitamin Shoppe” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at the Company’s 2010 Annual Meeting of Stockholders and at any adjournment or postponement (the “Annual Meeting”).

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about April 22, 2010. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about April 22, 2010.

You are invited to attend the Annual Meeting on Wednesday, June 2, 2010, beginning at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at the Homewood Suites, 10 The Promenade, Edgewater, New Jersey. Stockholders will be admitted to the Annual Meeting beginning at 9:30 a.m., Eastern Daylight Time. Seating will be limited.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, the proxy materials have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, those shares are held in “street name.” You are considered the “beneficial owner” of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Why did I receive in the mail a notice regarding the Internet Availability of Proxy Materials?

Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company is now providing access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (“Notice”) to beneficial owners. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvoting.com. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice.

What should I bring with me to attend the Annual Meeting?

Stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must also present proof of your ownership of Vitamin Shoppe, Inc. common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on March 26, 2010, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned at that time. At the close of business on April 2, 2010, there were 26,849,710 shares of the Company’s common stock outstanding.

How do I vote?

You may vote using any of the following methods:

By Internet

We encourage you to vote and submit your proxy over the Internet at www.proxyvoting.com.

By Telephone

You may vote by telephone by calling 1-866-540-5760.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the: Corporate Secretary at Vitamin Shoppe, Inc., 2101 91st Street, North Bergen, New Jersey 07047;

•	timely delivery of a valid, later-dated proxy;

•	timely submission of a later-dated proxy via the Internet;

•	timely submission of a later-dated proxy via the telephone; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What is “householding” and how does it affect me?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings, if any.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please make a written request to the: Corporate Secretary, Vitamin Shoppe, Inc., 2101 91st Street, North Bergen, New Jersey 07047. If multiple stockholders of record who have the same address received only one copy of the proxy materials and would like to receive additional copies, or if they would like to receive a copy for each stockholder living at that address in the future, send a written request to the address above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What are the voting requirements for the proposals?

Under the Company’s By-Laws, the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. A plurality of the votes cast is required for the election of directors and the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting is required for: (i) the approval of the adoption of the Company’s 2010 Employee Stock Purchase Plan and (ii) the ratification of Deloitte & Touche, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2010. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What is a broker non-vote?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”). On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the voting on any of the proposals. Because of a change in the NYSE rules, the election of directors is considered a non-routine matter. As a result, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, the Company did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the Proxies appointed by the Board will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

The Company will pay for the cost of this proxy solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who will count the vote?

All votes will be tabulated by BNY Mellon Shareowner Services, the inspector of elections appointed for the Annual Meeting.

Other information

On November 2, 2009, we completed an initial public offering (“IPO”). Prior to and in connection with the IPO, VS Parent, Inc. merged into VS Holdings, Inc., with VS Holdings Inc. being renamed Vitamin Shoppe, Inc. (the “Merger”).

The Company’s Annual Report on Form 10-K for the 52-week fiscal year ended December 26, 2009 (“Fiscal 2009”) accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy materials. The fiscal years referred to in this Proxy Statement as “Fiscal 2005,” “Fiscal 2007,” “Fiscal 2008,” “Fiscal 2009,” and “Fiscal 2010” refer to the 52-week fiscal years that end on December 31, 2005, December 29, 2007, December 27, 2008, December 26, 2009, and December 25, 2010, respectively. The fiscal year referred to in this Proxy Statement as “Fiscal 2006” refers to the 53-week fiscal year ended December 30, 2006.

The contents of the Company’s corporate website (http://www.vitaminshoppe.com) are not incorporated by reference into this Proxy Statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors (the “Board”) consists of ten members and all directors are elected annually. The Board proposes that the nominees described below, each of whom is currently serving as a director, be re-elected for a new term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nomination and Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. The Board also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Nomination and Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nomination and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nomination and Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nomination and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All our directors bring to our Board extensive executive leadership and board experience derived from their service as executives and, in many cases chief executive officers. The process undertaken by the Nomination and Governance Committee in recommending qualified director candidates is described below under “Corporate Governance – Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below.

The names of the ten nominees, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, their ages and the year first elected as a director of the Company, are set forth below.

Nominees for Directors

Richard L. Markee, 56, has served as a director since September 2006, and was non-executive Chairman of the Board and Director of the Board from April 2007 to September 2009. On September 8, 2009, Mr. Markee was appointed as the Company’s Chief Executive Officer and serves as Chairman of the Board and a director of the Board. He previously served as the President of Babies “R” Us since August 2004 and Vice Chairman of Toys “R” Us, Inc. since May 2003 through November 2007. Mr. Markee also served as interim chief executive officer of Toys “R” Us, Inc. and its subsidiaries from July 2005 to February 2006. Mr. Markee served as President of Toys “R” Us U.S. from May 2003 to August 2004. From January 2002 to May 2003, he was Executive Vice President – President – Specialty Businesses and International Operations of Toys “R” Us. Mr. Markee was an Operating Partner of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies from November 2008 to September 2009. From 2006 to 2008, Mr. Markee was an Operating Partner of Bear Stearns Merchant Banking, the predecessor to Irving Place Capital Management, L.P. He has also been a director of Dorel Industries since November 2008. From June 2005 through July 2006, he served on the board of directors of The Sports Authority, Inc. From October 1999 to

January 2002, he served as Executive Vice President – President of Babies “R” Us and the Chairman of Kids “R” Us. As a result of these and other professional experiences, Mr. Markee possesses particular knowledge and experience in marketing/branded consumer products and strategic planning and leadership of complex organizations that strengthen the Board’s collective qualifications, skills and experience.

B. Michael Becker, 65, has served as director since January 2008 and is Chairman of the Audit Committee. Mr. Becker was an Audit Partner for Ernst & Young LLP prior to his retirement in 2006. Mr. Becker was a Senior Consultant on airline risks to Pay Pal, Inc., from August 2008 to November 2009 and from August 2006 to August 2008 had a consulting practice which had an arrangement with Ernst & Young LLP to provide consulting services for two of its clients in the capacity of accounting and audit. Mr. Becker served as an Audit Partner for Ernst & Young LLP since 1979, where he spent the entirety of his career prior to his retirement. Mr. Becker holds an MBA and is an inactive Certified Public Accountant. The Board selected Mr. Becker to serve as a director based on his extensive experience in financial matters. Mr. Becker has experience in auditing and reporting on the financial statements and on internal controls over financial reporting of large publicly held companies, including retail companies.

Catherine E. Buggeln, 49, has served as a director since November 2009. Ms. Buggeln currently serves as a director of Stuart Weitzman LLC, Noble Biomaterials, and serves as a director and is a member of the Audit Committee of The Dress Barn, Inc., which is publicly traded. Ms. Buggeln also serves on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services within the past five years. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004. The Board selected Ms. Buggeln to serve as a director because of her strong background in strategic planning and new business development.

John H. Edmondson, 65, has served as a director since April 2006. In addition to our Board, Mr. Edmondson serves on the board of Cabela’s Sporting Goods, and is a member of its audit committee. Mr. Edmondson served as Chief Executive Officer and director of West Marine, Inc., a NASDAQ-listed retail company selling boating supplies and accessories in 38 states, Puerto Rico and Canada, from December 1998 until January 2005. Mr. Edmondson has been pursuing his personal interests since January 2005. The Board selected Mr. Edmondson to serve as a director based on his experience as the former Chief Executive Officer of a multi-store retailer and as a director.

David H. Edwab, 55, has served as a director since November 2005. Mr. Edwab has served as an officer and director of Men’s Wearhouse for over 15 years, starting as Vice President of Finance and Director in 1991, serving as Chief Operating Officer from 1993 to 1997, where he was elected President in 1997. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. as a Senior Managing Director, Head of the Retail Group in the Investment Banking Department. At such time, Mr. Edwab resigned as President of Men’s Wearhouse and was then named Vice Chairman of the board of directors. In February 2002, Mr. Edwab re-joined Men’s Wearhouse and continues to serve as Vice Chairman of its board of directors. Mr. Edwab previously served as a Senior Advisor to Bear Stearns Merchant Banking, LLC, an affiliate of Bear Stearns & Co. Inc. and the predecessor to Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies, until April 2008. Mr. Edwab also serves as Vice Chairman of the Zimmer Family Foundation. Mr. Edwab is an inactive Certified Public Accountant and currently serves as a director of New York & Company, Inc. and Men’s Wearhouse, Inc., both of which are publicly traded companies; as well as other privately owned companies. He was previously a partner with Deloitte & Touche. The Board selected Mr. Edwab to serve as a director based on his extensive retail and financial background and his experience having served on the boards of directors of retailers.

John D. Howard, 57, has served as a director since November 2002. He is currently the Chief Executive Officer of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. From its inception in 1997 until 2008, Mr. Howard was the head of Bear Stearns Merchant Banking, an affiliate of Bear, Stearns & Co. Inc and the predecessor to Irving Place Capital

Management, L.P., as well as a Senior Managing Director of Bear, Stearns & Co. Inc. From 1990 to 1997, he was a co-Chief Executive Officer of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. Previously he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard currently serves as a director of Universal Hospital Services, Inc., as well as a director and member of the Corporate Governance Committee and Compensation Committee of New York & Company, Inc., and as a director of Aéropostale, Inc., all of which are publicly traded companies. As a result of these and other professional experiences, Mr. Howard possesses particular knowledge and experience in finance and capital structure, and because of his extensive experience as an investor in the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

Douglas R. Korn, 47, has served as a director since November 2002, and is Chairman of the Compensation Committee and of the Nomination and Governance Committee. Mr. Korn has been a director of our subsidiaries, Vitamin Shoppe Industries Inc. and VS Direct Inc. since 2002. He is currently a Senior Managing Director of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. From 1999 to 2008, Mr. Korn was a Senior Managing Director of Bear, Stearns & Co. Inc. and a Partner and Executive Vice President of Bear Stearns Merchant Banking, an affiliate of Bear, Stearns & Co. Inc and the predecessor to Irving Place Capital Management, L.P. Prior to joining Bear Stearns in January 1999, Mr. Korn was a Managing Director of Eos Partners, L.P., an investment partnership. Mr. Korn previously worked in private equity with Blackstone Group and in investment banking with Morgan Stanley. Mr. Korn is currently a director of several private companies and charitable organizations. As a result of these and other professional experiences, Mr. Korn possesses particular knowledge and experience in finance and capital structure and design and oversight of management compensation plans, each of which strengthen the Board’s collective qualifications, skills and experience.

Richard L. Perkal, 56, has served as a director since November 2002, and is our Lead Director. Mr. Perkal has been a director of our subsidiaries, Vitamin Shoppe Industries Inc. and VS Direct Inc. since 2002. Mr. Perkal is currently a Senior Managing Director of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. From 2000 to 2008, Mr. Perkal was a Senior Managing Director of Bear, Stearns & Co. Inc. and a Partner of Bear Stearns Merchant Banking, an affiliate of Bear, Stearns & Co. Inc and predecessor to Irving Place Capital Management, L.P. Prior to joining Bear, Stearns & Co. Inc. in 2000, Mr. Perkal was a Senior Partner in the law firm of Kirkland & Ellis LLP where he headed the Washington D.C. corporate transactional practice, primarily focusing on leveraged buyouts and recapitalizations. Mr. Perkal currently serves as a director of New York & Company, Inc., a publicly traded company, as well as several private companies. As a result of these and other professional experiences, Mr. Perkal possesses particular knowledge and experience in legal/regulatory, finance and capital structure that strengthen the Board’s collective qualifications, skills and experience.

Beth M. Pritchard, 63, has served as director since January 2008. Ms. Pritchard served as President and Chief Executive Officer of Dean & Deluca from 2005 to November 2007 and as Vice Chairman of Dean & Deluca from December 2007 to November 2008. Ms. Pritchard joined Dean & Deluca in 2006, having previously served as President and Chief Executive Officer of Organized Living from January 2004 until May 2005, when it filed a reorganization petition under chapter 11 of the Bankruptcy Code and was subsequently liquidated. She also served as President and Chief Executive Officer of Bath & Body Works where she spent 12 years of her career helping to develop it into a specialty retail chain. Ms. Pritchard has served on the board of Borders Group, Inc., and currently serves as a director and member of the Finance and Compensation Committees of Ecolab, Inc., a publicly traded company. The Board selected Ms. Pritchard to serve as a director due to her extensive experience as the Chief Executive Officer of multi-store retailers and her experience having served on the boards of directors of retailers.

Katherine Savitt-Lennon, 46, has served as a director since November 2009. Since 2009, Ms. Savitt-Lennon has served as the Chief Executive Officer of Lockerz, LLC. From 2006 to 2009, Ms. Savitt-Lennon served as the Executive Vice President and Chief Marketing Officer of American Eagle Outfitters, Inc. From 2002 to 2006, she served Vice President, Strategic Communications, Content and Initiatives

of Amazon.com. Ms. Savitt-Lennon serves on the Advisory Board of Liberty Media, and as a board member of the Carnegie Museum of Art. Ms. Savitt-Lennon is a director of Build-A-Bear Workshop, Inc., a publicly traded company. The Board selected Ms. Savitt-Lennon due to her background in marketing. Additionally, Ms. Savitt-Lennon has an exceptional background in e-commerce combined with new business development both online and brick and mortar.

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations page of the Company’s website, www.vitaminshoppe.com. The Corporate Governance Guidelines describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

Based on the NYSE independence requirements, the Corporate Governance Guidelines set forth certain guidelines to assist the Board in its determination of director independence. The Company is a “controlled company” under the NYSE rules and therefore is not required to have a majority of independent directors or a compensation committee or nomination and governance committee composed entirely of independent directors. However, the Audit Committee must be comprised of at least a majority of independent directors for the first year after the IPO and all independent directors thereafter, as defined by the rules of the NYSE. A company of which more than 50% of the voting power is held by an individual, a group or another company is considered to be a “controlled company.” IPC/Vitamin, LLC (formerly BSMB/Vitamin, LLC), an affiliate of Irving Place Capital Management, L.P., formerly Bear Stearns Merchant Banking, LLC (“Irving Place Capital”), has held over 50% of the voting power of the Company since its acquisition of Vitamin Shoppe Industries, Inc. and its subsidiaries. In addition, the several limited partnerships directly or indirectly controlled by Irving Place Capital have the right to designate a majority of persons to the Board pursuant to a stockholders agreement. On May 31, 2008, JPMorgan Chase & Co. announced that it had completed the acquisition of The Bear Stearns Companies, Inc., the parent company of Bear, Stearns & Co. Inc. Bear Stearns Merchant Banking has become an unaffiliated independent company of JPMorgan Chase & Co. and has renamed itself Irving Place Capital. See “Certain Relationships and Related Transactions” for a description of material relationships between Irving Place Capital and the Company.

The Nomination and Governance Committee conducts a review of the independence of all members of the Board for the purposes of determining which Board members are deemed independent and which are not. Based on the NYSE Listed Company Manual and the Corporate Governance Guidelines, Messrs. Becker, Edmondson and Edwab and Mss. Buggeln, Pritchard and Savitt-Lennon were affirmatively determined by the Board to be independent.

Except for Messrs. Howard, Korn and Perkal who are deemed to not be independent by virtue of their affiliation with IPC/Vitamin, LLC, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Policies with Respect to Transactions with Related Persons

The Nomination and Governance Committee and the Board have adopted Standards of Business Conduct which sets forth various policies and procedures intended to promote the ethical behavior of all of our employees, officers and directors. The Standards of Business Conduct describes the Company’s policy on conflicts of interest. The Company distributes the Standards of Business Conduct to all of its employees and officers. The conflicts of interest policy in the Standards of Business Conduct describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairman of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Director Nomination Process

The Nomination and Governance Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nomination and Governance Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nomination and Governance Committee may retain a third-party search firm to assist the committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nomination and Governance Committee discusses. The Chairman of the Nomination and Governance Committee and some or all of the members of the Nomination and Governance Committee, as well as the Lead Director and the Chief Executive Officer, will interview potential candidates that the Nomination and Governance Committee deems appropriate. If the Nomination and Governance Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the NYSE and as set forth in the Corporate Governance Guidelines, it will recommend the nomination of the candidate to the Board.

It is the Nomination and Governance Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nomination and Governance Committee as nominees for election to the Board can do so by writing to the Secretary at Vitamin Shoppe, Inc., 2101 91st Street, North Bergen, New Jersey 07047. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders as provided in our Certificate of Incorporation and By-laws. The Nomination and Governance Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nomination and Governance Committee. The Nomination and Governance Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nomination and Governance Committee may then interview the candidate if it deems the candidate to be appropriate. The Nomination and Governance Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nomination and Governance Committee’s nomination process is designed to ensure that the Nomination and Governance Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nomination and Governance Committee under the Corporate Governance Guidelines.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chairman of the Board and Chief Executive Officer or the Secretary, at Vitamin Shoppe, Inc. 2101 91st Street, North Bergen, New Jersey 07047. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Lead Director, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Director, having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and oversight of management.

Lead Director

Richard L. Perkal was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him or her on the efficiency of the Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Corporate Governance Guidelines.

Executive Sessions

Pursuant to the Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions.

Meeting Attendance

Last year there were five meetings of the Board. Each director, except Mr. Howard, attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nomination and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Nomination and Governance Committee. The Audit and Nominating and Governance Committees are composed of a majority of independent directors, as defined under the NYSE Listed Company Manual and the Corporate Governance Guidelines. The charters of each committee are available on the Investor Relations page of the Company’s website, www.vitaminshoppe.com.

A list of current Committee memberships may be found on the Investor Relations page of the Company’s website, www.vitaminshoppe.com. The Committee memberships as of the date of this Proxy Statement are set forth below:

	Audit Committee	Compensation Committee	Nomination and Governance Committee
B. Michael Becker	C
Catherine Buggeln	X
John H. Edmondson	X	X
David H. Edwab	X	X
Douglas R. Korn		C	C
Richard L. Markee			X
Richard L. Perkal *	X	X	X
Beth M. Pritchard			X
Katherine Savitt-Lennon			X

*	Mr. Perkal is Lead Director
An “X” indicates membership on the committee.
A “C” indicates that the director serves as the chairman of the committee.

Audit Committee

The Audit Committee held five meetings in 2009. The Audit Committee also held three teleconferences to review and discuss SEC filings and earnings announcements. The Audit Committee’s primary functions are to:

•

Select, retain (subject to stockholder ratification), evaluate and terminate when appropriate, a firm of independent registered public accountants to audit our financial statements and approve the scope of the firm’s audit;

•	Review reports and recommendations of our independent registered public accountants;

•	Review the scope of all internal audits and related reports and recommendations;

•	Pre approve all audit and non audit services provided by our independent registered public accountants;

•	Monitor the integrity of the Company’s financial statements;

•	Monitor compliance with financial reporting requirements;

•	Monitor the independence and performance of our independent registered public accountants, including the lead partner, and the performance of our internal auditors;

•	Discuss the Company’s financial statements and its quarterly and annual reports to be filed with the SEC with management and the independent registered public accountants;

•	Review the Company’s policies regarding risk assessment and risk management;

•	Review the Company’s compliance programs;

•	Review and approve related person transactions and conflicts of interest involving directors and executive officers;

•	Review the Company’s procedures for receiving and responding to concerns regarding accounting and auditing matters; and

•

Review and approve a report (to be included in the Proxy Statement) disclosing whether the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10 K.

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Becker, Edmondson, Edwab, Perkal and Ms. Buggeln), is financially literate, has accounting or financial management expertise and the Board has determined that Mr. Becker is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. Each Audit Committee member, except Mr. Perkal, has also been determined by our Board to be independent as such term is defined in Item 407(a) of Regulation S-K, Rule 10A-3 under the Exchange Act, the NYSE Listed Company Manual and the Corporate Governance Guidelines.

Compensation Committee

The Compensation Committee held three meetings in 2009. The Compensation Committee’s primary functions are to:

•	Administer our long term incentive plans;

•	Designate key employees who may be granted stock options, performance awards and other stock based awards, and determine the number of shares that are granted to such key employees;

•	Review and approve compensation and goals for the Chief Executive Officer and evaluate his or her performance, in consultation with the Company’s non-employee directors;

•	Set compensation (including incentive compensation) for our officers who hold the office of Vice President or a more senior officer and for our Chief Executive Officer;

•	Retain any compensation consultants to assist in the evaluation of senior executive compensation and benefits;

•	Oversee management’s administration of retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers;

•	Oversee and monitor management’s administration of perquisites; and

•	Review and approve the Compensation Discussion & Analysis and Compensation Committee Report to be included in the Proxy Statement.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management as to the level and type of compensation to provide to officers who hold the office of Vice President or a more senior officer. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

The Chief Executive Officer periodically attends meetings at the request of the Compensation Committee. The Chief Executive Officer’s feedback about each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary and target incentive compensation determinations.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Compensation Committee during the last fiscal year (that is, Messrs. Edmondson, Edwab, Korn and Perkal) has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or our Compensation Committee.

Nomination and Governance Committee

The Nomination and Governance Committee met two times in 2009. The Nomination and Governance Committee’s primary functions are to:

•	Identify, recruit and screen potential director nominees and recommend such nominees for election as members of the Board;

•	Review criteria and policies relating to director independence, service and tenure;

•	Recommend directors for membership on the Audit, Compensation and Nomination and Governance Committees, including their Chairmen;

•	Recommend directors and executive officers for membership on other committees established by the Board;

•	Recommend compensation arrangements (including the level and composition of such compensation) for non employee directors;

•	Develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;

•	Administer non employee director equity compensation plans;

•	Review the charters of Board committees; and

•	Manage the performance review process of the Board, its committees and the Chief Executive Officer.

Other Corporate Governance Resources

The charters of each committee, the Corporate Governance Principles, the Company’s Standards of Business Conduct and the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on the Investor Relations page of the Company’s website, www.vitaminshoppe.com.

DIRECTOR COMPENSATION

We had ten directors at December 26, 2009. During fiscal 2009, we had seven directors who received compensation. Messrs. Howard, Perkal and Korn, who are executives with Irving Place Capital Partners II, L.P., do not receive any compensation for their services on our Board. Similarly, Mr. Markee, who also serves as a director, does not receive any compensation for his services on our Board; however, he did receive compensation as a director until he became our Chief Executive Officer in September 2009. We paid to each other member of our Board (i) $5,000 per quarter prior to November 2009 and (ii) $7,500 per quarter from November 2009; $1,000 for each quarterly Board meeting attended; $1,000 per each Board committee meeting attended and $500 per Board or Board Committee attended telephonically. Beginning in November 2009, the independent chairperson for each committee of the Board receives a retainer as follows: Audit Committee chairperson-$10,000 annual retainer paid quarterly; and other committee chairpersons-$5,000 annual retainer paid quarterly. In addition, directors who are eligible to receive compensation are each granted 27,916 stock options upon acceptance of their offer to serve as a director. These grants are subject to the same terms as those of every employee of the Company as outlined in our 2006 Stock Option Plan and 2009 Equity Incentive Plan narratives disclosed in our Annual Report on Form 10-K, which was filed with the SEC on March 17, 2010 (the “10-K”).

Director Compensation Table

Name	Total ($)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards* ($)	Non-equity incentive plan compensation ($)	All other compensation ($)
B. Michael Becker	76,312	27,817	—	48,495	—	—
Catherine E. Buggeln	13,047	10,000		3,047
John H. Edmondson	51,014	30,692	—	20,322	—	—
David H. Edwab	26,500	26,500	—	—	—	—
Bernard D. Feiwus	47,471	—	—	47,471	—	—
Douglas B. Fox	—	—		—	—	—
John D. Howard	—	—	—	—	—	—
Douglas R. Korn	—	—	—	—	—	—
Richard Markee	31,990	10,000	—	21,990	—	—
Richard L. Perkal	—	—	—	—	—	—
Beth M. Pritchard	68,974	20,479	—	48,495	—	—
Katherine Savitt-Lennon	12,047	9,000	—	3,047	—	—

*	The amounts reported in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes for Fiscal 2009 in accordance with the fair value accounting requirements for stock-based compensation.

Mr. Becker attended five board meetings and eight committee meetings during fiscal 2009. In 2008, Mr. Becker was granted 27,916 stock options at a weighted average exercise price of $15.36.

Ms. Catherine Buggeln attended one board meeting and one committee meeting during fiscal 2009. In 2009, Ms. Buggeln was granted 27,916 stock options at a weighted average exercise price of $20.92. The aggregate compensation expense for this grant based on the fair value measurement requirements for stock-based compensation is $293,349.

Mr. Edmondson attended five board meetings and eight committee meetings during fiscal 2009. In 2006, Mr. Edmondson was granted 27,916 stock options at a weighted average exercise price of $9.76.

Mr. Edwab attended five board meetings and eight committee meetings during fiscal 2009. In 2005, Mr. Edwab was granted 27,916 stock options at a weighted average exercise price of $10.13. There was no expense related to these grants in fiscal 2009 as they were granted prior to the adoption of fair value measurement requirements for stock-based compensation.

Mr. Markee attended five board meetings and two committee meetings during fiscal 2009. In 2006, prior to his appointment as Chief Executive Officers, Mr. Markee was granted 27,916 stock options at a weighted average exercise price of $10.00. Mr. Markee serves as Chairman of the Board.

Ms. Pritchard attended five board meetings during fiscal 2009. In 2008, Ms. Pritchard was granted 27,916 stock options at a weighted average exercise price of $15.36.

Ms. Katherine Savitt-Lennon attended one board meeting and one committee meeting during fiscal 2009. In fiscal 2009, Ms. Savitt-Lennon was granted 27,916 stock options at a weighted average exercise price of $20.92. The aggregate compensation expense for this grant based on the fair value measurement requirements for stock-based compensation is $293,349.

Mr. Feiwus and Mr. Fox both resigned from the Board in the first quarter of fiscal 2009.

SECURITY OWNERSHIP

The following table sets forth, as of April 7, 2010, information concerning the beneficial ownership of our capital stock by:

•	each holder of more than 5% of any class of voting stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is based upon 26,894,023 shares of common stock outstanding as of April 7, 2010. Each of the persons set forth below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted. The address of each stockholder is c/o Vitamin Shoppe, 2101 91st Street North Bergen, NJ 07047, except as otherwise noted. The following table includes shares of common stock issuable within 60 days of April 7, 2010 upon the exercise of all options and other rights beneficially owned by the indicated person on that date.

	COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS
IPC/Vitamin, LLC (1)	14,245,729	53.0%
Adage Capital Management, L.P. (2)	1,350,000	5.0%
Executive Officers and Directors:
Richard L. Markee	207,969	*
Anthony N. Truesdale	737,374	2.7%
Michael Archbold	436,338	1.6%
Cosmo La Forgia	72,803	*
James M. Sander	20,267	*
Thomas A. Tolworthy	659,967	2.5%
Louis Weiss	91,500	*
B. Michael Becker	13,958	*
Catherine Buggeln	—	—
John H. Edmondson	28,499	*
David H. Edwab	28,790	*
John D. Howard (1)	14,245,729	53.0%
Douglas R. Korn (3)	—	—
Richard L. Perkal (4)	—	—
Beth M. Pritchard	13,958	*
Katherine Savitt-Lennon	—	—

All named directors and executive officers as a group (16 persons)	16,557,152	57.3%

*	Represents less than 1%.
(1)	Mr. Howard, by virtue of his status as the sole member of JDH Management, LLC, may be deemed to share beneficial ownership of shares owned by IPC/Vitamin, LLC. Mr. Howard and IPC Manager II, LLC share investment and voting power with respect to such shares. Mr. Howard is employed by Irving Place Capital Management, L.P., a private equity firm. His business address is 277 Park Avenue, New York, New York 10172.
(2)	Based solely on a Schedule 13G filed with the SEC by Adage Capital Management, L.P., Adage has sole voting and dispositive power with respect to all shares. Adage’s address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.
(3)	Mr. Korn is employed by Irving Place Capital Management, L.P., a private equity firm. His business address is 277 Park Avenue, New York, New York 10172.
(4)	Mr. Perkal is employed by Irving Place Capital Management, L.P., a private equity firm. His business address is 277 Park Avenue, New York, New York 10172.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee

Douglas R. Korn – Chairman

David H. Edwab

John H. Edmondson

Richard L. Perkal

The Compensation Committee Report on Executive Compensation set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Process

The Compensation Committee of the Board approves all compensation and awards to the top executives of the Company, including the named executive officers included on the Summary Compensation Table. Annually, the Compensation Committee reviews the performance and compensation of the Chief Executive Officer and, subject to the Chief Executive Officer’s employment agreement, establishes the Chief Executive Officer’s compensation for the subsequent year. Additionally, following discussions with the Chief Executive Officer (including the Chief Executive Officer’s recommendations) and, where the Compensation Committee determines that it is appropriate with other advisors, the Compensation Committee establishes the compensation for the Company’s other executive’s for the subsequent year.

The Compensation Committee met three times in 2009 and once in 2008. The Compensation Committee’s charter provides that it will (i) develop, approve, and report to the Board regarding the Company’s overall compensation philosophy and strategy, (ii) establish corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation level based on this evaluation, (iii) review and approve the compensation structure for the other executive officers and review and approve the Chief Executive Officer’s recommendations with respect to executive officer compensation, (iv) oversee Chief Executive Officer and executive succession planning and development, and (v) make recommendations to the Board with respect to director compensation. In addition to the Compensation Committee members, in the past the Chief Executive Officer, the President and Chief Merchandising Officer, the Chief Financial Officer and Chief Operating Officer, the Corporate Secretary/General Counsel and the Vice President of Human Resources have attended Compensation Committee meetings, and other officers from the Company may be asked to attend from time to time as the Compensation Committee deems appropriate. Other members of the Board have also attended Compensation Committee meetings. The Compensation Committee makes reports to the full Board based on its activities and, for certain activities, such as the granting of options, the Compensation Committee will make recommendations to the full Board for approval.

General Compensation Philosophy, Objectives and Purpose

We work to attract and retain proven, talented, industry executives who we feel will help to put us in the best position for continued growth and to meet the Company’s objectives. We attempt to recruit executives with retail or other experience that we believe is transferable to our business with the expectation that they will share their knowledge to develop and manage a large and successful retail organization. We seek to provide our named executive officers with a compensation package that is competitive for a given position in our industry and geographic region. The purpose of our executive compensation program is to provide incentives for our executives to meet or exceed the Company’s expectations, and to meet specific individualized goals. We believe our compensation objectives are best pursued through a combination of base salary, annual bonus, equity compensation, and other benefits. With the exception of equity, or stock-based compensation, all compensation is paid in cash.

We believe that stock-based compensation provides a means for our executives to obtain a degree of ownership of our Company, and therefore align corporate and individual goals. The issuance of equity compensation have generally not been based on performance, but rather as a component of each officer’s initial compensation offering package (see the narrative below accompanying the Summary Compensation Table for further details), as well as for promotions, further compensation incentives, and retention. Beginning in April 2010, the Compensation Committee has incorporated performance based elements into stock option grants to our executive officers. As cash bonuses are based on both individual and company-wide performance and objectives, we offer a market-competitive base salary for the executive position so as to mitigate the volatility we may experience with regards to overall performance and objectives. It is our philosophy that bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations and not as component of salary.

Compensation Benchmarking and the Role of Consultants

Review of External Data

In 2004 we retained the services of an outside compensation consulting firm, Compensation Resources, Inc., to assess the market ranges of total compensation for our executive positions. At the time, market ranges were assessed in determining our executives’ total compensation packages, we targeted a competitive level of the total compensation value of a comprehensive benchmark analysis. Compensation Resources, Inc. utilized fifteen benchmark surveys covering both retail and non-retail positions. Each year following this analysis, the Compensation Committee has reviewed the total compensation package of each named executive officer based upon the recommendations of the Chief Executive Officer and such outside consultants as the Compensation Committee has deemed appropriate. We determined, and continue to believe, that our compensation levels should be competitive in our market and that compensation packages should be aligned with our business goals and objectives. However, we strongly believe in engaging the best talent in critical functions, and this can entail negotiations with individual executives who have significant compensation and/or retention packages in place with other employers. In order to attract such individuals, the Compensation Committee may from time to time determine that it is in the Company’s best interest to negotiate compensation packages that deviate from the general principle of targeting a competitive compensation package, including compensating an executive for bonuses and/or other incentives that the executive may forfeit upon leaving a prior position. Similarly, the Compensation Committee may determine to provide compensation outside of the normal cycle to certain individuals to address retention issues.

In December 2006 the Compensation Committee engaged The Hay Group for the purpose of reviewing the Company’s bonus program (as described below in “Elements of Compensation”). The Hay Group was chosen at that time as they had conducted an annual survey of total compensation in the retail industry covering over 70 companies. In determining whether to recommend any changes to our bonus program, including the percentages of base salary that are used for target bonuses and the percentage breakdown of target bonuses between individual and corporate objectives, the Compensation Committee and the Hay Group considered the results of the Hay Group survey regarding what bonus program structures were common in the retail industry and considered the level of incentive that would be provided to employees by each program feature as compared to its relative cost. Neither the Hay Group nor the Compensation Committee engaged in any benchmarking in their analyses. Based upon the results of their review in December 2006, the Compensation Committee recommended to the Board, and the Board adopted, certain revisions to the Company’s bonus plan which were accepted in fiscal 2007 and continued through fiscal 2009. The revisions pertained to the target bonus percentage for our named executive officers who are Vice Presidents, and included a revised payout formula for exceeding or failing to achieve the Company’s target objectives by a pre-defined amount. The revisions were as follows: target EBITDA was divided into a range between a minimum target threshold and a maximum target threshold; the minimum payout percentage of previously defined target EBITDA was revised downward from 100% to 50%, and a payout percentage of 150% was established for the maximum threshold. Based upon a review of the compensation arrangements discussed below, we believe that the value and design of our executive compensation program has adequately addressed our goals and compensation philosophy.

In December 2009, the Compensation Committee considered and approved engaging an outside compensation consultant. In January 2010, the Compensation Committee retained Compensation Resources, Inc. as its outside compensation consultant, to provide advice and recommendations on the amount and form of executive and director compensation. The outside compensation consultant assisted the Compensation Committee by:

i.	making recommendations regarding executive and director equity compensation (including amounts and forms of compensation, including performance based equity grants to the executive officers) consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

ii.	providing market data (including compiling the Survey Group, discussed below, and related performance data) as background to decisions regarding Chief Executive Officer and executive senior management base salary, bonus and long term incentives; and

iii.	advising the Compensation Committee on industry practices for effectively structuring executive equity arrangements; utilizing time-based and performance-based elements; while representing stockholders’ interests.

In conducting its assignment, Compensation Resources, Inc. contacted the Company’s management, including the Chairman of the Board and Chief Executive Officer, as well as the General Counsel and the Vice President of Human Resources, to carry out its assignment. However, Compensation Resources reported solely to the Compensation Committee. In connection with the engagement of Compensation Resources, the Compensation Committee approved the fee schedule for compensation consulting fees and services.

Survey Group

Compensation Resources, Inc. compiled survey information in 2010 on a group of consumer product companies to assist the Compensation Committee in comparing the Company’s executive compensation program to programs maintained by those companies. The “Survey Group” comprises 14 consumer products companies that are either competitors of the Company or are specialty retailers of consumer products. In either case, we believe we compete with such companies for talented executives. The Survey Group is made up of the following companies:

Cabelas,	Inc.
Coldwater	Creek, Inc.
hhgregg	Appliances, Inc.
Hibbett	Sports, Inc.
Jo-Ann	Stores, Inc.
Lululemon	Athletica, Inc.
Lumber	Liquidators Holdings, Inc.
Perfumania	Holdings, Inc.
Petmed	Express, Inc.
Rue21,	Inc.
The	Children’s Place Retail Stores, Inc.
Ulta	Salon, Cosmetics & Fragrance, Inc.
Under	Armour, Inc.
Vitacost,	Inc.

Elements of Total Compensation

Components of our executive compensation described below:

Base Salary

Base salary for our executives is determined based on the specific level of the executive, responsibilities of his or her position, and certain benchmarking and labor market factors. Generally, the goal is to achieve a salary that is competitive with the salary for similar positions in similar industries within our Company’s geographic region. We offer what we believe are market-competitive base salaries for executives in similar positions with similar responsibilities at comparable companies in order to mitigate the volatility we may experience with regard to overall Company performance and objectives as the result of not being able to attract or retain talented executive officers. Salaries are reviewed during the annual review process to determine whether any change is appropriate. Any increase in salary for the named executive officers is subject to Compensation Committee approval. In addition, base salaries may be adjusted, on occasion at the Compensation Committee’s discretion, to realign a particular executive’s salary with those prevailing in the market.

Annual Bonus

It is our philosophy that bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations. For fiscal 2006, the target bonuses were 100% of base salary for the Chief Executive Officer, 50% of base salary for the President and Chief Merchandising Officer, and 25% of base salary for the other named executive officers. Based upon the recommendation of the Hay Group, for 2007 the target bonus for each other named executive officer was increased to 30% of his base salary. Upon the hiring of the Chief Financial Officer and Chief Operating Officer in 2007, the Compensation Committee determined that the target bonus for this position should be 50% of base salary.

The dollar target necessary for the issuance of cash bonuses to our named executive officers for fiscal 2009, was a minimum internal EBITDA target of $66.5 million. Internal EBITDA represents net income before provision for income tax, interest income and expense, depreciation and amortization, and deferred rent expense, as well non-cash stock-compensation expense, management fees to IPC Manager II, LLC, and certain other unusual items. For fiscal 2009, the internal EBITDA target was met and the individual target bonuses were 50% of base salary for the President and Chief Merchandising Officer, and Chief Financial Officer and Chief Operating Officer, and 30% of base salary for the other named executive officers. With the exception of our current and former Chief Executive Officers, whose annual bonuses are established by the Compensation Committee in a manner consistent with their employment contracts, annual bonuses are determined based on the guidelines provided in our Management Incentive Plan (“MIP”). Pursuant to his employment agreement, our current Chief Executive Officer’s target bonus is 100% of his base salary for the years following fiscal 2009. Our current Chief Executive Officer’s bonus for fiscal 2009 differed due to his appointment in September 2009. Executive bonuses for fiscal 2010 will continue to be based on internal EBITDA and similar methodologies that have been employed in prior years, along with an adjustment for capital employed during the year.

In fiscal 2009, the Compensation Committee determined that each named executive officer (apart from the current and former Chief Executive Officers), with the exception of the Vice President of Finance, earned a portion of their respective target bonus as described below. The President and Chief Merchandising Officer earned 97.6% of his target bonus resulting in a bonus payment of approximately 70.2% of his base salary; the Chief Financial Officer and Chief Operating Officer earned 96.2% of his target bonus resulting in a bonus payment of approximately 69.3% of his base salary; and the Chief Marketing Officer earned approximately 92% of his target bonus resulting in a bonus payment of approximately 39.6% of his base salary. The Vice President of Finance received a bonus payment of approximately 43% of his base salary. The current and former Chief Executive Officers earned a fixed bonus amount as provided by their respective employment agreements dated September 2009. In fiscal 2008, the Compensation Committee determined that the former Chief Executive Officer earned 95% of his target bonus and each other named executive officers, except the Vice President and General Manger – Direct, earned 100% of their respective target bonus as described below. This resulted in a bonus payment to the Chief Executive Officer of 95% of his base salary; to each of the President, and Chief Merchandising Officer and the Chief Financial Officer and Chief Operating Officer of 50% of his base salary; and to the Vice President of Finance of 30% of his base salary. The Vice President and General Manager – Direct earned 90% of his target bonus of 30% of his base salary. In fiscal 2007, the Compensation Committee determined that the former Chief Executive Officer earned 85% of his target bonus and each other named executive officer earned 100% of his target bonus. This resulted in a bonus payment to the Chief Executive Officer of 85% of his base salary; to each of the President and Chief Merchandising Officer and the Chief Financial Officer and Chief Operating Officer of 50% of his base salary; and to the Vice President of Finance of 30% of his base salary. The Vice President and General Manager – Direct received an aggregate bonus payment of 30% of his base salary, consisting of the guaranteed bonus provided for in his employment contract and a portion of the Company’s MIP bonus.

The MIP is a cash-based, pay-for-performance annual incentive plan which was adopted in December 2004. The MIP allows for a range of cash awards based on the participant’s base salary, level of employment, our operating results and individual objectives. Individual objectives are established by the employee’s supervisor and the Chief Executive Officer. The annual bonus for all participants in the MIP is based upon a combination of

Company and individual objectives, subject to the Compensation Committee’s discretion to award lesser amounts to individual executives based upon performance and the recommendation of the Chief Executive Officer. Under the MIP, awards will be calculated and paid after our financial results have been reviewed, at which time the cash awards are processed and paid before March 15 of the following year. In order to maintain the tax deductibility of payments under the MIP in the year accrued, the Compensation Committee has authorized the payment of the bonus based upon unaudited financial data which is discussed by the Chairman of the Compensation Committee with the Company’s outside auditors. The Compensation Committee plans to review the plan periodically, and present any proposed changes to the Board.

The formula below provides an illustration as to how the annual bonus award pursuant to the MIP is calculated.

Annual Compensation x Participant’s Target Bonus x Corporate Multiplier = MIP Award

Annual Compensation

Annual Compensation is the participant’s compensation for the fiscal year for which the bonus is being paid.

Participant’s Target Bonus

Each position has a target bonus, which is a percentage of the individual’s base salary. The target bonus for the Chief Executive Officer was established pursuant to his employment agreement at 100% of his base salary. In 2009, these target objectives were 50% of base salary for both the President and Chief Merchandising Officer, and the Chief Financial Officer and Chief Operating Officer, and 30% of base salary for the other named executive officers. The participant’s target bonus is divided into two components: corporate objectives, which make up 75% of the participant’s target bonus, and individual objectives, which make up 25% of the participant’s target bonus.

The Corporate Objectives

The corporate performance objectives are established each year by the Compensation Committee and Board as part of the budgeting process. Each year, corporate objectives are reviewed by the Compensation Committee and approved by our Board. To date, the corporate objectives have always been financial, although the Compensation Committee may in the future designate objectives that include both financial (objective) criteria and/or subjective criteria. In fiscal 2004 and prior years, if the target Company performance objective was not satisfied, there was no bonus payout for any eligible participant. As of fiscal 2005, the MIP was revised so that individuals would be paid a bonus based upon the satisfaction of their individual objectives, even if the corporate objective were not satisfied.

Individual Objectives

The individual component of the bonus is customized to each individual’s position at the Company. In 2006 a named executive officer could satisfy some of his individual performance objectives even if the Company did not satisfy its performance objectives and receive a bonus payment under the MIP. Effective for fiscal 2007, fiscal 2008 and fiscal 2009 the MIP was further revised, and if our Company does not achieve 95% of its Company performance objective, individual performance bonuses will not be paid.

Corporate Multiplier

In fiscal 2006 and prior, the MIP provided that if the corporate performance objective was exceeded, there would be an increase in the bonus payment, subject to incremental increases. Beginning in fiscal 2007 and continuing through fiscal 2009, the bonus payments ranged from 50% to 150% of the participant’s target bonus based upon the achievement of certain corporate performance objectives. In addition, we also determined that for fiscal 2007 and subsequent years, if we attain between 95% and 100% of the corporate performance objectives, but if we do not show improvement in the operating (i.e., non-sales) components of our business, there will be no payments under the MIP.

Individual Bonus Plans

On occasion, we have determined that it is desirable to adopt an individualized bonus plan for certain executives in order to entice them to leave alternate employment. We adopted such a plan for Mr. Weiss, our Vice President and General Manager – Direct, which is summarized below under “Employment Agreements” and which is also described in the narrative accompanying the Summary Compensation Table.

Long-term Incentive Compensation

We believe that granting stock options encourages our executives to focus on our Company’s future success. Our company issues grants for stock options under the Amended and Restated 2006 Stock Option Plan and the Vitamin Shoppe 2009 Equity Incentive Plan, which was adopted on September 2, 2009. Our named executive officers and certain outside directors participate in both plans. The number of stock options recipients are granted is based on their position within the Company. In the case of certain named executive officers, the number of options was a negotiated part of their individual employment packages. These grants are summarized in “Grants of Plan Based Awards.” All grants to officers require the approval of our Board.

Other

Perquisites are awarded on a case by case basis based on individual employment agreements. They are determined based on an individual basis and approved by the Compensation Committee and the Board. Compensation components classified as “Other” which are offered to the named executive officers along with all employees of Vitamin Shoppe include a 401(k) plan with a Company match, and Company-paid disability and life insurance.

For fiscal 2009 we did not have a pension program for our employees.

We adopted a deferred compensation plan in fiscal 2007 for senior level employees. The authorization for such plan prohibits any Company contributions on behalf of any officer (other than the voluntary election to defer the payment of a portion of such individual’s salary) without further Compensation Committee authorization. During fiscal 2009, one named executive officer, Anthony Truesdale, contributed $48,336 of his annual earnings under that plan. There were no Company contributions authorized during fiscal 2007, fiscal 2008, or fiscal 2009.

Compensation Recovery Policies

As of December 26, 2009, we had no outstanding recoupment arrangements with any of our named executives.

Ownership Guidelines

Share Retention Guidelines

In October 2002, our former Chief Executive Officer, Mr. Thomas Tolworthy, borrowed $1.5 million on a partial recourse basis from the Company to assist with the purchase of 75,750 shares of the Company’s common stock and 9,343 shares of preferred stock so that the Chief Executive Officer had an aggregate level of ownership appropriate to his position. The note accrued interest at 3.06% and of the $1.5 million borrowed the Company has recourse on $375,000. At the time the Company was organized, Mr. Tolworthy, who was the President and Chief

Operating Officer of the Company during this time, purchased an interest in the equity of the Company. The note and accrued interest was assigned to VS Parent, Inc. (the Company’s former parent company) in June 2006. In July 2008, the Company paid a dividend to VS Parent, Inc., of approximately $562,000. This dividend was used for the redemption of 358 of VS Parent, Inc.’s preferred shares including the associated preferred dividends in arrears held by Mr. Tolworthy). During September 2009, the note along with the accrued interest was extinguished in connection with the appointment of the Company’s new Chief Executive Officer, and 75,497 common shares and 641 preferred shares of VS Parent, Inc., held by the Company’s former Chief Executive Officer were canceled. The above share amounts are stated on a pre-split basis prior to the merger with the Company’s former parent and the completion of the IPO. To date, we have not established any guidelines that would require any of our named executive officers to own stock in our company.

Insider Trading Policy

Our insider trading policy includes certain periods subject to black-out and other limitations regarding trading of our stock.

Tax Treatment

The Company generally receives a tax deduction for payments to executives under its annual and long-term incentive plans. The Internal Revenue Code limits the income tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other named executive officers. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. All compensation of named executive officers in 2009 is fully tax deductible by the Company. The Compensation Committee intends that the annual incentive bonus, stock options, performance share awards and restricted stock unit grants will be deductible by the Company.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

EXECUTIVE OFFICERS

The following table sets forth the name, age and principal position of each of the Company’s executive officers:

NAME	AGE	POSITION
Richard L. Markee	56	Chief Executive Officer, Chairman of the Board, Director
Anthony Truesdale	47	President and Chief Merchandising Officer
Michael G. Archbold	49	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Cosmo La Forgia	55	Vice President, Finance
Louis H. Weiss	41	Chief Marketing Officer
James M. Sander	53	Vice President, General Counsel and Corporate Secretary

Richard L. Markee has served as a director since September 2006, and was non-executive Chairman of the Board and Director of the Board from April 2007 to September 2009. On September 8, 2009, Mr. Markee was appointed as the Company’s Chief Executive Officer and serves as Chairman of the Board and a director of the Board. Mr. Markee was appointed to the Nomination and Governance Committee in January 2007. He previously served as the President of Babies “R” Us since August 2004 and Vice Chairman of Toys “R” Us, Inc. since May 2003 through November 2007. Mr. Markee also served as interim chief executive officer of Toys “R” Us, Inc. and its subsidiaries from July 2005 to February 2006. Mr. Markee served as President of Toys “R” Us U.S. from May 2003 to August 2004. From January 2002 to May 2003, he was Executive Vice President – President – Specialty Businesses and International Operations of Toys “R” Us. Mr. Markee was an Operating Partner of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies from November 2008 to September 2009. From 2006 to 2008, Mr. Markee was an Operating Partner of Bear Stearns Merchant Banking, the predecessor to Irving Place Capital Management, L.P. He has also been a director of Dorel Industries since November 2008. From June 2005 through July 2006, he served on the board of directors of The Sports Authority, Inc. From October 1999 to January 2002, he served as Executive Vice President – President of Babies “R” Us and the Chairman of Kids “R” Us.

Anthony N. Truesdale has served as our President and Chief Merchandising Officer since April 2006. Prior to joining us, he was Senior Vice President of Merchandising and Supply Chain Management at Petsmart, Inc., holding various positions of increasing responsibility since January 1999. Before joining Petsmart, Inc., Mr. Truesdale worked for two years at Sainsbury’s in the United Kingdom as the Senior Manager for produce and for 16 years with various operations and merchandising roles at Shaws Supermarkets in New England.

Michael G. Archbold has served as our Executive Vice President, Chief Operating Officer and Chief Financial Officer since April 2007. Mr. Archbold served as Executive Vice President / Chief Financial and Administrative Officer of Saks Fifth Avenue from 2005 to 2007. From 2002 to 2005 he served as Chief Financial Officer for AutoZone, originally as Senior Vice President, and later as Executive Vice President. Mr. Archbold currently serves as Lead Independent Director of the Borders Group board of directors. Mr. Archbold is a Certified Public Accountant, and has 20 years of financial experience in the retail industry.

Cosmo La Forgia has served as our Vice President, Finance since September 2004. Mr. La Forgia joined us as Corporate Controller in January 2003. Prior to that time, Mr. La Forgia was Divisional Controller for The Home Depot, Inc. from June 1998 to December 2002.

Louis H. Weiss has served as our Vice President, Internet and Catalog Business since December 2006 and was promoted to Chief Marketing Officer in fiscal 2009. Prior to December 2006, Mr. Weiss served as president for Gaiam Direct, the direct marketing unit of Gaiam Inc., in 2005 and 2006. In 2004 and 2005 he was Senior Vice President of Good Times Entertainment. In July 2005, Good Times Entertainment filed a petition under chapter 11 of the Bankruptcy Code and was acquired by Gaiam, Inc. later that year. In 2003 and 2004 Mr. Weiss served as a strategic consultant to various online direct marketing companies. From 2000 through 2003 Mr. Weiss was with Blue Dolphin, Inc. in various executive capacities, and was President at the time he left the company.

James M. Sander has served as our Vice President, General Counsel and Corporate Secretary since November 2008. Prior to joining the Company, Mr. Sander was Senior Vice President, General Counsel and Secretary at Sharper Image Corporation from July 2007 to July 2008. Sharper Image Corporation filed for protection under chapter 11 of the Bankruptcy Code in February 2008. From August 2005 to July 2007, Mr. Sander was in private practice with Holsworth Sander and Associates in Pittsburgh, PA. From October 1988 to August 2005, Mr. Sander was counsel for General Nutrition Companies, Inc. and its subsidiaries, serving as their Vice President, Chief Legal Officer and Corporate Secretary from February 1993 and as their Senior Vice President, Chief Legal Officer and Corporate Secretary from December 2003. Mr. Sander has his Juris Doctor Degree from the Duquesne University School of Law.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Comp $	All Other Compensation $	Total $
Richard Markee (2)	2007	—	—	—	—	—	—	—
Chief Executive Officer	2008	—	—	—	—	—	—	—
	2009	192,588	300,000	1,299,898	2,246,501	—	75	4,039,062

Michael Archbold (2)	2007	320,192	225,000	—	3,875,281	—	263	4,420,736
Chief Financial Officer and Chief Operating Officer	2008	461,245	230,623	—	—	—	9,276	701,144
	2009	472,516	321,275	—	—	—	18,412	812,203

Anthony N. Truesdale	2007	471,154	235,577	—	—	—	11,818	718,549
President and Chief Merchandising Officer	2008	486,825	243,413	—	—	—	11,583	741,821
	2009	498,710	343,489	—	—	—	11,196	853,395

Cosmo La Forgia	2007	267,661	80,160	—	11,715	—	10,315	369,851
VP, Finance	2008	273,816	82,216	—	—	—	10,761	366,793
	2009	280,493	118,887	—	—	—	10,936	410,316

Louis Weiss	2007	295,385	90,000	—	—	—	413	385,798
VP, General Manager- Direct	2008	340,385	91,904	—	324,999	—	11,444	768,732
	2009	377,885	148,573	—	—	—	13,688	540,146

Thomas Tolworthy *	2007	506,214	425,000	—	—	—	26,335	957,549
Vice President Business Development	2008	512,404	487,011	—	—	—	26,366	1,025,781
	2009	465,950	300,000	—	—	—	9,302	775,252

*	Mr. Tolworthy served in the capacity of Chief Executive Officer until September 2009.
(1)	The value of option awards granted to our named executive officers has been estimated pursuant to the requirements under fair value accounting. The assumptions used for estimating the fair value for those compensatory grants, are outlined in Note 4 to our financial statements, as filed in the Annual Report on Form 10-K on March 17, 2010. The weighted average fair value of our options granted during fiscal 2009, fiscal 2008, and fiscal 2007 calculated pursuant to fair value requirements, was $7.70, $7.92 and $7.04, respectively, after taking into account the approximately 1.8611-for-one retroactive split. See Note 3, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the 10-K for further discussion.
(2)	Mr. Archbold’s fiscal 2007 compensation represents amounts earned commencing in April 2007, his month of hire, through December 2007. Mr. Markee’s fiscal 2009 compensation represents amounts earned commencing in September 2009, his month of hire, through December 2009.These amounts do not represent a full year’s compensation.

Perquisites Table

		Mr. Markee	Mr. Archbold	Mr. Truesdale	Mr. La Forgia	Mr. Weiss	Mr. Tolworthy
Car Allowance	2007						12,000
	2008						12,000
	2009	1,950					1,800

Life Insurance Premiums (1)	2007		263	450	450	413	450
	2008		450	450	450	450	450
	2009	75	450	450	450	450	450

Relocation Allowance	2007
	2008
	2009

401(k) Company Contribution	2007	—	—	11,368	9,865	—	13,885
	2008	—	8,826	11,133	10,311	10,994	13,916
	2009	—	16,012	10,746	10,486	13,238	7,052

Totals	2007	$—	$263	$11,818	$10,315	$413	$26,335
Totals	2008	$—	$9,276	$11,583	$10,761	$11,444	$26,366
Totals	2009	$2,025	$16,462	$11,196	$10,936	$13,688	$9,302

(1)	The amounts shown represent premiums paid by the Company on behalf of the executive.

Grants of Plan Based Awards

We award equity grants under the Vitamin Shoppe, Inc. 2006 Stock Option Plan, as amended, and the Vitamin Shoppe 2009 Equity Incentive Plan. The plans provide for grants of stock options and restricted common shares to certain directors, officers, consultants and employees of Vitamin Shoppe and its subsidiaries. The plans are administered by the Board. A total of 1,156,553 shares of the Company’s common stock were available for issuance under the plans as of December 26, 2009. As of December 26, 2009, options to purchase 3,868,980 shares of common stock and 90,557 restricted shares were outstanding under the plans. The stock options are generally exercisable at not less than the fair market value on the date of grant. Restricted shares are issued at not less than the fair market value on the date of the award. Generally, both options and restricted shares awarded shall become vested in four equal increments on each of the first, second, third and fourth anniversaries of the grant date. The stock options granted under the plans have a maximum term of 10 years. Vested grants are exercisable 30 days from the date of termination of employment without cause. There are no additional factors affecting ability to exercise other than the general vesting terms.

The following table details the stock option grants to the named executive officers that were outstanding on December 26, 2009:

Grants of Stock Based Awards

Name	Grant Date		Number of Option Awards	Exercise Price of Awards ($/sh)	Fair Value of Grant ($)
Richard Markee	9/8/2009		372,218	15.11	6.35
	9/8/2009	*	90,557	—	15.11

Michael Archbold	4/16/2007		372,218	12.79	7.19
	4/16/2007		93,054	13.43	7.04
	4/16/2007		93,054	16.12	6.45

Anthony Truesdale	4/2/2006		364,077	6.16	3.68
	4/2/2006		121,358	10.75	2.87
	4/2/2006		121,358	13.43	2.54
	4/2/2006		121,358	16.12	2.27

Cosmo La Forgia	7/1/2003		34,270	5.37	—
	7/1/2003		11,423	10.75	—
	7/1/2003		11,423	13.43	—
	7/1/2003		11,423	16.12	—
	2/25/2007		931	10.75	4.72
	2/25/2007		931	13.43	4.23
	2/25/2007		931	16.12	3.82

Louis Weiss	12/29/2006		44,666	7.70	4.52
	12/29/2006		14,889	10.75	3.92
	12/29/2006		14,889	13.43	3.50
	12/29/2006		14,889	16.12	3.16
	1/1/2008		37,222	15.21	7.70
	1/1/2008		7,444	16.12	7.46

Thomas Tolworthy	11/27/2002		380,786	5.37	—
	11/27/2002		126,928	10.75	—
	11/27/2002		126,928	13.43	—
	11/27/2002		126,928	16.12	—

*	Restricted stock grant.

Those grants issued prior to January 2006 were not subject to the provisions of fair value accounting for stock compensation. Consequently, they were valued using the minimum value method for equity share options for pro forma disclosure purposes only, and do not reflect the same fair value they would have had they been valued under the current fair value provisions.

The table below outlines the vesting details for outstanding options held by named executive officers as of December 26, 2009:

Outstanding Equity Awards as of December 26, 2009

	Option Awards				Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Not Yet Vested	Market Value of Shares or Units of Stock Not Yet Vested	Equity Incentive Awards: Number of Unearned Shares, or Other Rights That Have Not Vested	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units, or other Rights Not Vested
Richard Markee	23,264	348,954	15.11	3/7/2017
					84,897	1,921,219

Michael Archbold	232,636	139,582	12.79	4/29/2017
	58,159	34,895	13.43	4/29/2017
	58,159	34,895	16.12	4/29/2017

Anthony Truesdale	295,813	68,264	6.16	4/1/2016
	98,603	22,755	10.75	4/1/2016
	98,603	22,755	13.43	4/1/2016
	98,603	22,755	16.12	4/1/2016

Cosmo La Forgia	34,270	—	5.37	7/1/2013
	11,423	—	10.75	7/1/2013
	11,423	—	13.43	7/1/2013
	11,423	—	16.12	7/1/2013
	465	465	10.75	2/24/2017
	465	465	13.43	2/24/2017
	465	465	16.12	2/24/2017

Louis Weiss	27,916	16,750	7.70	12/29/2016
	9,305	5,583	10.75	12/29/2016
	9,305	5,583	13.43	12/29/2016
	9,305	5,583	16.12	12/29/2016
	9,305	27,916	15.21	1/1/2008
	1,861	5,583	16.12	1/1/2008

Thomas Tolworthy *	259,318	—	5.37	11/27/2012
	86,438	—	10.75	11/27/2012
	86,438	—	13.43	11/27/2012
	86,438	—	16.12	11/27/2012

*	242,938 options were forfeited in connection with the appointment of Mr. Markee as our Chief Executive Officer.

Option Exercise and Stock Vested

There were no stock options exercised during fiscal 2009 by our executives. We grant both stock option and restricted share awards to our executives. There were 5,660 restricted shares vested as of December 26, 2009.

Pension Benefits

We currently do not have a pension program for our employees, officers or directors.

Nonqualified Deferred Compensation

During fiscal 2007 we adopted a nonqualified deferred compensation plan for senior level employees. The authorization for such plan prohibits any Company contributions on behalf of any officer (other than the voluntary election to defer the payment of a portion of such individual’s salary) without further Compensation Committee authorization. There were no Company contributions authorized during fiscal 2007, fiscal 2008, or fiscal 2009.

Employment Agreements

As of December 26, 2009, all of our named executive officers were employed with us pursuant to written employment agreements.

Richard L. Markee. Mr. Markee’s employment agreement, dated September 9, 2009, is for a term of employment ending December 31, 2011, unless earlier terminated. Pursuant to the agreement, Mr. Markee will earn a base salary of $600,000 per annum. Mr. Markee is eligible for an annual cash bonus award. For the 2009 fiscal year, Mr. Markee will receive an annual cash bonus of $300,000, payable in calendar year 2010 at the same time annual bonuses are paid to other senior executives of the Company. For each fiscal year thereafter during the term of the employment agreement, Mr. Markee will be eligible for an annual cash bonus, based on a target opportunity of 100% of his base salary, payable at the same time annual bonuses are paid to other senior executives of the Company, based on criteria established by the Compensation Committee at least thirty days after the commencement of the calendar year. Mr. Markee is entitled to participate in any health, disability and life insurance and other employee benefit plans and programs made available by the Company to its senior management employees generally. Mr. Markee will receive a monthly automobile allowance of $1,000 for automobile expenses and reimbursement of legal fees incurred in connection with the negotiation of his employment documents up to a maximum of $10,000. Mr. Markee is entitled to five weeks of vacation time per fiscal year. If Mr. Markee is terminated “with cause” he will be entitled to any vested right of benefits payable under any retirement or pension plan or under any other employee benefit plan of the Company, and all such benefits will continue, in accordance with, and subject to, the terms and conditions of such plans, to be payable in full after such termination. If Mr. Markee is terminated “without cause” or for “good reason” he shall be entitled to his base salary from the date of the termination of his employment through the earlier to occur of (i) the last date of the term of the employment agreement and (ii) the date that is twelve months following his termination. Mr. Markee will also be entitled to the full amount of any unpaid annual cash bonus for any calendar year of the Company prior to the calendar year in which his employment is terminated and for the calendar year in which his employment is terminated, on a pro rata basis, and the Company will continue to pay its share of his health insurance costs for twelve months following his termination.

Thomas Tolworthy. Mr. Tolworthy’s amended employment agreement, dated September 8, 2009, provides for “at will” employment and does not have a specified term. The agreement provides for an annual base salary of $300,000. Mr. Tolworthy may be awarded a bonus in the sole discretion of the Company. The agreement provides that upon termination Mr. Tolworthy would qualify for severance under the Company’s severance policies as then in effect, provided that he will receive severance equal to at least three months of an his base salary. If Mr. Tolworthy is terminated for “cause” or resigns from employment within twelve months of the date that he entered into his amended employment agreement, certain of the equity he holds is subject to repurchase for the lesser of the amount Mr. Tolworthy paid for such equity and the fair market value of such equity on the date of repurchase. Pursuant to his employment agreement, Mr. Tolworthy is prohibited from competing with the Company or soliciting its business or employees for the three year period following the termination of his employment.

Anthony N. Truesdale. Mr. Truesdale’s amended employment agreement, dated September 25, 2009, sets forth an initial term ending March 31, 2012 and automatic renewal for up to three successive one-year periods unless either Mr. Truesdale or the Company notifies the other of its intent not to renew the agreement. The agreement provides for an annual base salary and an annual bonus based on achievement of Company performance objectives, as well as a relocation bonus. This relocation bonus had a total value of $157,765 comprising $82,500 for relocation fees and $75,265 for an income tax gross-up. Mr. Truesdale’s agreement provides for severance payments upon termination of his employment without “cause” conditioned upon Mr. Truesdale delivering a general release in favor of the Company. The severance provisions provide that Mr. Truesdale will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary through the earlier of (x) twelve months after the date of termination and (y) the last day of either the initial term or the renewal term, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. If Mr. Truesdale resigns his employment due to a “change of control” of the Company followed within twelve months by a material adverse change in status, the severance provisions provide that he will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary for twelve months after the date of termination, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of the bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. The employment agreement provides that if Mr. Truesdale’s employment is terminated due to the Company not renewing either the initial term of employment or any of the one-year extension periods, or upon the expiration of the third one-year extension of the employment term, then Mr. Truesdale will be entitled to receive the same severance he would receive if the Company had terminated him without cause. Mr. Truesdale’s employment contract also provides that in the event that his employment is terminated by the Company without cause (or due to its non-renewal of the employment term as described above), the component of his severance that is determined by reference to continued payment of his base salary will be paid as continued payment of his base salary until the date that is twelve months following Mr. Truesdale’s termination of employment.

Michael G. Archbold. Mr. Archbold’s amended employment agreement, dated September 25, 2009, sets forth a term ending April 15, 2012 and automatic renewal for up to three successive one year periods unless either Mr. Archbold or the Company notifies the other of its intent not to renew the agreement. The agreement provides for an annual base salary and an annual bonus based on achievement of Company performance objectives. Mr. Archbold’s agreement provides for severance payments upon termination of his employment without “cause” conditioned upon Mr. Archbold delivering a general release in favor of the Company. The severance provisions provide that Mr. Archbold will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary through the earlier of (x) twelve months after the date of termination and (y) the last day of either the initial term or the renewal term, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. If Mr. Archbold resigns his employment due to a “change of control” of the Company followed within twelve months by a material adverse change in status, the severance provisions provide that he will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary for twelve months after the date of termination, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of the bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. The amended agreement provides that if the Company terminates Mr. Archbold’s employment due to its not renewing either the initial term of employment or any of the one-year extension periods, or upon the expiration of the third one-year extension of the employment term, then Mr. Archbold will be entitled to receive the same severance he would receive if the Company had terminated him without cause. Mr. Archbold’s employment contract also provides that in the event that his employment is terminated by the Company without cause (or due to its non-renewal of the employment term as described above), the component of his severance that is determined by reference to continued payment of his base salary will be paid as continued payment of his base salary until the date that is twelve months following Mr. Archbold’s termination of employment.

Cosmo La Forgia. Mr. La Forgia’s employment agreement was amended on March 6, 2008. The agreement has a term that expires on June 11, 2010 and sets forth an annual bonus based on achievement of Company and individual performance objectives. Mr. La Forgia’s agreement provides for severance payments upon termination of his employment without “cause” or his resignation due to an adverse change in status conditioned upon Mr. La Forgia delivering a general release in favor of the Company. The severance provisions provide that Mr. La Forgia will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary through the later of (1) twelve months after the date of termination, or through June 11, 2009, whichever is later, and (2) the expiration of the term of the agreement on June 11, 2010, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of his bonus for the calendar year in which his employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. If Mr. La Forgia resigns his employment due to a material adverse change in status, the severance provisions provide that he will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary through the later of (A) twelve months after the date of termination or through June 11, 2009, whichever is later, and (B) the expiration of the term of the agreement of June 11, 2010, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of the bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer.

Louis H. Weiss. Mr. Weiss’s employment agreement, dated January 15, 2007, sets forth a three year term and automatic renewal for up to three successive one year periods unless either Mr. Weiss or the Company notifies the other of intent not to renew the agreement. The agreement provides for an annual base salary, with a guaranteed increase of $50,000 after one year of employment, and an annual bonus based on achievement of Company performance objectives, as well as an additional guaranteed bonus for 2007 not subject to the terms of the standard annual performance-based plan. Mr. Weiss is also entitled to an additional bonus equal to 5% of the incremental EBIDTA related to the Company’s Direct business, the amount of which shall be reduced by the additional guaranteed bonus. In addition, Mr. Weiss was granted an additional 24,000 stock options, effective January 1, 2008. Mr. Weiss’s agreement provides for severance payments upon termination of his employment without “cause” conditioned upon Mr. Weiss delivering a general release in favor of the Company. The severance provisions provide that Mr. Weiss will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary through the earlier of (x) twelve months after the date of termination and (y) the last day of either the initial term or the renewal term, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer. If Mr. Weiss resigns his employment due to a material adverse change in status, the severance provisions provide that he will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, an amount equal to (i) his annual base salary for twelve months after the date of termination, (ii) the full amount of any unpaid bonus in respect of the immediately prior calendar year, (iii) if he has worked for the Company for at least six months during such year, a portion of the bonus for the calendar year in which employment is terminated, and (iv) the other benefits provided to him under his employment agreement, until the earlier of (x) twelve months or (y) the time when he becomes eligible for such benefits offered by any subsequent employer.

Potential Payments Upon Termination or Change in Control

Our Chief Executive Officer, Mr. Markee’s employment agreement provides that if within the twelve-month period following a change in control there is a material adverse change in his functions, duties or responsibilities without his consent and he elects to terminate his employment, the Company is obligated to make severance payments equal to his base salary for up to a year from the date of termination, paid quarterly; to pay any unpaid bonus for the year prior to termination; and to pay a $100,000 bonus payment in the year of termination. The employment agreements for Mssrs. Truesdale and Archbold, our President and Chief Merchandising Officer and our Chief Financial Officer and Chief Operating Officer respectively, provide that if within the twelve-month period following a change in control there is a material adverse change in the executive’s functions, duties or responsibilities without the consent of the executive and the executive elects to terminate his employment, we are obligated to make severance payments equal to such executive’s base salary for up to a year from the date of termination, paid weekly; to pay any unpaid bonus earned in the year prior to termination; and to pay a pro-rated portion of annual bonus in the year of termination if the executive worked for six months or longer within that year. The employment agreements of our other named executive officers provide that if there is a material adverse change in the executive’s functions, duties or responsibilities without the consent of the executive and the executive elects to terminate his employment, we are obligated to make severance payments equal to such executive’s base salary for up to a year from the date of termination, paid weekly; to pay any unpaid bonus earned in the year prior to termination; and to pay a pro-rated portion of annual bonus in the year of termination if the executive worked for six months or longer within that year. In addition to cash payments, all named executive officers are eligible for continued participation in all life, health, and disability and similar insurance plans with the same provisions as every Company employee for up to twelve months.

The following table summarizes potential payments upon the termination of each of our named executive officers or in the event of a change in control of the Company.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Name	Benefit	Before Change in Control Termination for Good reason	After Change in Control Termination for Good reason	Voluntary Termination	Death	Disability	Change in Control
Richard Markee	Stock Options (1)	$174,942	$2,799,079	cease vesting			$3,284,444
	Severance Pay (2)	$610,000	$610,000
	Plan Benefits (3)	$—	$—
	Pro-rate Bonus (4)	$610,000	$610,000
	Life Insurance coverage (5)	$450	$450

Anthony Truesdale	Stock Options (1)	$7,591,690	$9,343,618	cease vesting			$102,042
	Severance Pay (2)	$510,000	$510,000
	Plan Benefits (3)	$8,664	$8,664
	Pro-rate Bonus (4)	$255,000	$255,000
	Life Insurance coverage (5)	$450	$450

Michael Archbold	Stock Options (1)	$3,203,078	$5,124,925	cease vesting			$1,270,663
	Severance Pay (2)	$475,000	$475,000
	Plan Benefits (3)	$8,664	$8,664
	Pro-rate Bonus (4)	$237,500	$237,500
	Life Insurance coverage (5)	$450	$450

Cosmo La Forgia	Stock Options (1)	$919,411	$932,248	cease vesting			$3,253
	Severance Pay (2)	$285,000	$285,000
	Plan Benefits (3)	$8,664	$8,664
	Pro-rate Bonus (4)	$85,500	$85,500
	Life Insurance coverage (5)	$450	$450

Louis Weiss	Stock Options (1)	$754,691	$1,402,262	cease vesting			$247,260
	Severance Pay (2)	$385,000	$385,000
	Plan Benefits (3)	$8,664	$8,664
	Pro-rate Bonus (4)	$115,500	$115,500
	Life Insurance coverage (5)	$450	$450

Thomas Tolworthy	Stock Options (1)	$6,859,908	$6,859,908	N/A			N/A
	Severance Pay (2)	$310,000	$310,000
	Plan Benefits (3)	$8,664	$8,664
	Pro-rate Bonus (4)	$93,000	$93,000
	Life Insurance coverage (5)	$450	$450

(1)	In the event of a termination without cause or for good reason, stock options will cease to vest. The amount reflects the value of options vested as of December 26, 2009. In the event of a change of control, options would become fully vested. The amount reflects the value of all outstanding options as of December 26, 2009.
(2)	Reflects one year of salary, per the severance terms of each executive’s employment agreement.
(3)	If the named executive officer elects COBRA coverage, the Company will pay the same amount for each applicable sub-category of coverage as the Company paid for such sub-category for the named executive officer before their termination for the duration of their severance pay stated above at (2). The Company’s payment obligations include the payment of dependent coverage if the named executive officer maintained dependent coverage prior to termination.
(4)	Named executive officers are entitled to pro rata bonus payments, pursuant to their respective employment agreements.
(5)	Life insurance coverage provided to the named executive officer prior to termination will be continued at the Company’s expense for one year following the executives’s termination date.

The foregoing table does not include amounts for any severance payments that would relate to bonuses that can not be determined at this point in time.

We are not obligated to make any cash payment or provide continued benefits to the named executive officers, other than certain vested retirement plans, if their employment is terminated by us for cause or by the executive without cause. In the event of a change of control, in addition to cash payments and insurance continuation, pursuant to our stock option plans, all unvested outstanding stock option grants vest immediately. Messrs. Markee, Archbold, Truesdale, La Forgia, and Weiss hold options that would vest upon any change in control, all of which are compensatory options which would impact our statements of operations.

Employee Benefit Plans

Our employees, including our named executive officers, are entitled to various employee benefits. These benefits include medical and dental care plans, flexible spending accounts for healthcare and life and disability insurance.

PROPOSAL TWO—APPROVAL OF THE VITAMIN SHOPPE 2010

EMPLOYEE STOCK PURCHASE PLAN

Overview

Subject to stockholder approval, and based upon the recommendation of the Compensation Committee, the Board approved the Vitamin Shoppe 2010 Employee Stock Purchase Plan (the “Purchase Plan”). We are requesting that our stockholders approve the Purchase Plan. Our Board approved the Purchase Plan, effective as of December 16, 2009.

While the Purchase Plan became effective as of December 16, 2009, unless it is approved by our stockholders, no purchase rights granted under the Purchase Plan may be exercised. We firmly believe that the Purchase Plan is a necessary and valuable incentive and retention tool that benefits all of our stockholders. Specifically, the Purchase Plan will enable us to continue to: (i) provide eligible associates with a convenient means of acquiring an equity interest in Vitamin Shoppe through payroll deductions, (ii) enhance such associates’ sense of participation in the affairs of Vitamin Shoppe, and (iii) provide an incentive for continued employment. The Purchase Plan will also align the interests of associates with those of stockholders through increased stock ownership.

Purpose of the Purchase Plan

The primary purpose of the Purchase Plan is to provide associates an opportunity to participate in the ownership of the Company by purchasing common stock of Vitamin Shoppe through payroll deductions. The Purchase Plan is intended to benefit Vitamin Shoppe as well as its stockholders and associates. The Purchase Plan gives associates an opportunity to purchase shares of common stock at a discounted price. We believe that our stockholders correspondingly benefit from the increased interest on the part of participating associates in the profitability of the Company. Finally, Vitamin Shoppe benefits from the periodic investments of equity capital provided by participants in the Purchase Plan.

Summary of the Purchase Plan

The following is a summary of the Purchase Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Appendix I to this Proxy Statement.

General

The Purchase Plan was adopted to provide a means by which our associates could be given an opportunity to purchase Vitamin Shoppe stock and to encourage them to remain associates of the Company. Associates make such purchases by participation in regular offering periods under the Purchase Plan. The Company has reserved 200,000 shares for issuance pursuant to the Purchase Plan.

Administration

The Purchase Plan is administered by the Compensation Committee.

Eligibility

Only associates may participate in the Purchase Plan. For this purpose, an “associate” is any person who is regularly and currently employed by the Company or any of its majority-owned subsidiaries which have been designated by the Board as participating companies under the Purchase Plan. No associate will be permitted to subscribe for shares under the Purchase Plan if, immediately upon purchase of the shares, the associate would own 5% or more of the total combined voting power or value of all classes of stock of Vitamin Shoppe or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any associate be granted a purchase right that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year (valued at the time such purchase right is granted) for each calendar year during which such purchase right is outstanding at any time. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant. As of December 26, 2009, there were 3,358 associates eligible to participate in the Purchase Plan.

Offering Periods

There will be four offering periods during each year of the Purchase Plan, each commencing on the first day of the calendar quarter (the “Entry Date”) and then ending on the last day of the calendar quarter (the “Exercise Date”). The initial offering period began on April 1, 2010 and will end on June 30, 2010.

Purchase Price

The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the Entry Date or (ii) 85% of the fair market value of a share of common stock on the Exercise Date. The fair market value of the common stock on a given date is the closing price as reported by the NYSE.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. Each participant may authorize automatic payroll deductions of not less than $10.00 per week and in any multiple of one half of one percent (0.5%) up to a maximum of ten percent (10%) of his or her eligible compensation during the offering period. All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan and are included with the general funds of Vitamin Shoppe. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes. Subject to the $25,000 limitation on purchases in any calendar year, an associate may purchase up to 5,000 shares during an offering period under the Purchase Plan. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant.

Withdrawal

A participant may terminate his or her interest in a given offering by signing and delivering a notice of withdrawal from the Purchase Plan at least seven days prior to the Exercise Date of the applicable offering period.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant. A transfer of employment from one participating company to another will not constitute a termination of employment for purposes of the Purchase Plan. If the employment of a participant is terminated by the participant’s death, the payroll deductions credited to the participant’s account will be returned without interest to the executor of such participant’s will or the administrator of such participant’s estate. If we do not receive such notice prior to the Exercise Date, the participant’s right to purchase shares under the Purchase Plan will be deemed to have been exercised on the Exercise Date.

Share Proration

Should the total number of shares of common stock which are to be purchased under outstanding purchase rights on any Exercise Date exceed (i) the number of shares then available for issuance under the Purchase Plan or (ii) the number of shares available for issuance under the Purchase Plan as of the Entry Date of that offering period, the Compensation Committee will make a pro rata allocation of the available shares in as nearly a uniform manner as possible, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, will be refunded to such participant.

Capital Changes

In the event of any changes in our capitalization, such as stock splits, stock dividends, recapitalizations or combinations, resulting in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made in the shares subject to purchase and in the price per share under the Purchase Plan.

Effect of Liquidation, Dissolution, Sale of Assets or Merger

In the event of liquidation, dissolution, merger, consolidation or sale of all or substantially all of the assets of Vitamin Shoppe or 50% or more of Vitamin Shoppe’s then outstanding voting stock, the Exercise Date with respect to the current offering period will be the business day immediately preceding the effective date of such event (or such other prior date determined by the Compensation Committee), unless the Compensation Committee provides for the assumption or substitution of such rights to purchase shares of common stock under the Purchase Plan.

Amendment and Termination of the Purchase Plan

The Purchase Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by our Board or Compensation Committee; provided that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any participant in the Purchase Plan or (ii) the Purchase Plan may not be amended in any way that will cause rights issued under the Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code or any successor thereto. No purchase rights granted under the Purchase Plan may be exercised, and no shares of Vitamin Shoppe stock will be issued under the Purchase Plan until the Purchase Plan has been approved by our stockholders. In the event that the Purchase Plan has not been approved by our stockholders prior to June 29, 2010, all purchase rights granted under the Purchase Plan will be canceled and become null and void.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an associate who participates in the Purchase Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should seek and rely on the advice of his or her legal and tax advisors.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating associate has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Because the number of shares that may be purchased under the Purchase Plan will depend on each associate’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued with respect to the 200,000 shares reserved for issuance and authorization for which stockholder approval is sought under this proposal.

The Board unanimously recommends that stockholders vote “FOR” approval of the Vitamin Shoppe 2010 Employee Stock Purchase Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Pre Approval of Services

Before the independent registered public accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent, as defined by SEC rules, the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting.

(a) Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accountants, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

(b) Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

(c) Pre-approval of a non-audit service to be performed by the independent registered public accountants of the Company shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

Audit and Non-Audit Fees

The independent registered public accounting firm of the Company during the fiscal year ended December 26, 2009 was Deloitte & Touche LLP. All Deloitte & Touche LLP services were approved in advance by the Audit Committee. The aggregate fees billed by Deloitte & Touche LLP during the fiscal years 2008 and 2009 are set forth in the table below:

FEE TYPE	2009	2008
Audit	$899,500	$577,445
Audit-related	—	—
Tax	—	32,500

Total	$899,500	$609,945

(1) Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the SEC. Audit fees for fiscal 2009, included assurance work related to the filing of our registration statement on Form S-1 in connection with the IPO.

(2) Audit-related fees are comprised of assurance and related services that are traditionally performed by the external auditor.

(3) Tax fees relate primarily to assistance of sales and use tax issues in fiscal 2008. Tax fees for fiscal 2008 were $32,500.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and, beginning in fiscal 2010, auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2009, the Audit Committee met and held discussions with management and the independent registered public accounting firm and independently as a committee, which fulfills its responsibilities pursuant to the Company’s Audit Committee Charter. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 26, 2009 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management the annual report on internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by the standards established by the Public Company Oversight Board (United States).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the firm’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm, Deloitte & Touche LLP, is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm and the internal auditor, the overall scope and plans for their respective audits. In addition, the Audit Committee met with the independent registered public accounting firm and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Deloitte & Touche LLP dated March 16, 2010, with respect to the consolidated financial statement of the Company as of and for the year ended December 26, 2009, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2009, for filing with the Securities and Exchange Commission. The Audit Committee has selected, and the Board has ratified, as the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Audit Committee

B. Michael Becker – Chairman

Catherine Buggeln

John H. Edmondson

David H. Edwab

Richard L. Perkal

PROPOSAL THREE—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of its Audit Committee, has ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2010, subject to ratification by the Company’s stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The Company is asking its stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to the Company’s stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company’s stockholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board unanimously recommends that stockholders vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has not adopted a written policy or procedure for the review, approval and ratification of related party transactions, however the Audit Committee Charter requires the Audit Committee to review all relationships and transactions in which the Company and its employees, directors and officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, the Audit Committee will decide whether the related-party transaction is appropriate and will approve only those transactions that are in the best interests of the Company.

We require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings, as appropriate.

Securityholders Agreement

In connection with the Merger, the Company entered into a securityholders agreement substantially similar to the Amended and Restated Securityholders Agreement. The securityholders agreement, among other things:

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Limits the ability of securityholders to transfer their capital stock (or derivatives thereof) of the Company, except, with the consent of Irving Place Capital or a transfer of securities, (i) subject to certain co-sale rights, (ii) with respect to securityholders who are natural persons, to such securityholder’s family members, (iii) to certain affiliates, (iv) in the event of a sale of the Company, and (iv) pursuant to a public sale.

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Provides for take-along rights, such that if Irving Place Capital elects to consummate, or to cause the Company to consummate, a transaction constituting a sale of the Company, then Irving Place Capital will notify the Company and the other securityholders in writing of their election at least 30 days prior to the consummation of such transaction. If Irving Place Capital delivers such notice, the other securityholders must vote for, consent to, and raise no objections to the proposed transaction, and the securityholders and the Company will take all other actions necessary to cause the consummation of the sale on the terms proposed by Irving Place Capital. The securityholders are entitled to receive the same form and amount of consideration per share of common stock as Irving Place Capital in the proposed transaction.

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Provides for co-sale rights, which require that at least 30 days prior to any sales by Irving Place Capital or its affiliates of capital stock (or derivatives thereof) of the Company, such entity deliver a written notice to the Company and each other securityholder of the Company. Securityholders may elect to participate in the contemplated transfer at the same price per share and on the same terms, provided that securityholders seeking to elect to participate must participate in the same relative proportion.

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Provides for certain rights of first-offer with respect to transfers by security holders other than to certain permitted transferees. If the Company elects not to purchase such securities within ten days after delivery of the written notice of the offer, Irving Place Capital may elect to purchase all of the securities which the Company has not elected to purchase within 25 days after delivery of the written notice.

The securityholders agreement also provides that the parties thereto must vote their securities to elect a Board of the Company which must be comprised of:

•	persons designated by the securityholders who are affiliates of Irving Place Capital (the “IPC Directors”); and

•	persons possessing relevant industry experience or operational expertise as designated by the securityholders who are affiliates of Irving Place Capital.

In addition, the securityholders agreement provides that IPC Directors shall comprise a majority of the directors on the board of directors of any of the subsidiaries of the Company and of any committee of the Board of the Company or any of its subsidiaries.

The securityholders agreement also give certain securityholders rights with respect to registration under the Securities Act of shares of the Company’s securities held by them, including demand registration rights and piggy-back registration rights.

Advisory Services Agreement

The Company and IPC Manager II, LLC (formerly Bear Stearns Merchant Manager II, LLC), an affiliate of Irving Place Capital, were parties to an advisory services agreement, pursuant to which general advisory and management services were provided to us with respect to financial and operating matters. The agreement terminated in connection with our initial public offering. Pursuant to the agreement, a one-time termination fee of approximately $0.8 million was paid during the fourth fiscal quarter of 2009 in connection with the IPO. Amounts paid for fiscal years 2009, 2008 and 2007 were approximately $2.4 million, $1.5 million, and $1.4 million, respectively.

Transaction with Management

We held a promissory note made by Thomas A. Tolworthy on November 27, 2002, in the aggregate principal amount of $1,500,000 issued in connection with Mr. Tolworthy’s purchase of our common and preferred stock. On June 12, 2006, this note was assigned as a dividend to VS Parent, Inc., and was no longer held by or payable to us. On September 8, 2009, Mr. Tolworthy sold shares of VS Parent, Inc. common stock to VS Parent, Inc. at his original cost of $754,970 ($10 per share) and the proceeds from the repurchase were used to reduce Mr. Tolworthy’s promissory note. Mr. Tolworthy surrendered 634 shares of Series A Preferred Stock to VS Parent, Inc. in satisfaction of the remaining balance on the promissory note.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In accordance with Rule 14a-8 of the Exchange Act, any stockholder proposals intended to be included in the proxy statement for the 2011 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 10, 2010. The proposal should be sent to the Chairman of the Nomination and Governance Committee at Vitamin Shoppe, Inc., 2101 91st Street, North Bergen, New Jersey 07047.

In addition, the Company has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. A stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting, regardless of any postponements, deferrals or adjournments of that meeting; provided, however, that in the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

A stockholder’s notice with respect to a proposed item of business must include: (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such stockholder and any person controlling, controlled by or under common control with such stockholder; and (iv) any material interest of the stockholder in such business.

A stockholder’s notice with respect to a director nomination must set forth: (i) name, address and number of shares of the Company which are beneficially owned by the nominating stockholder, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder and any person controlling, controlled by or under common control with such nominating stockholder; (ii) name, address and number of shares of the Company which are beneficially owned by the candidate; (iii) a detailed biography outlining the candidate’s relevant background; (iv) professional and business experience and other significant accomplishments; (v) an acknowledgement from the candidate that he or she would be willing to serve on the board, if elected; (vi) a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the board; and (vii) a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential board member.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James M. Sander

Secretary

VITAMIN SHOPPE 2010

EMPLOYEE STOCK PURCHASE PLAN

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VITAMIN SHOPPE 2010

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

a. “Applicable Percentage” means the percentage specified in Section 7(b), subject to adjustment by the Committee as provided in Section 7(b).

b. “Board” means the Board of Directors of the Company.

c. “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

d. “Committee” means the committee appointed by the Board to administer the Plan as described in Section 15 of the Plan or, if no such Committee is appointed, the Board.

e. “Common Stock” means the Company’s common stock, par value $0.01 per share, after giving effect to the Company’s common stock split in connection with the Company’s planned Initial Public Offering (the “Common Stock Split”). All Common Stock share numbers set forth in this Plan refer to numbers of shares of Common Stock after giving effect to the Common Stock Split.

f. “Company” means Vitamin Shoppe, Inc., a Delaware corporation.

g. “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

h. “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

i. “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

j. “Employee” means any person, including an Officer, whose customary employment is with the Company or one of its Designated Subsidiaries.

k. “Entry Date” means the first Trading Day of each Exercise Period.

l. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

m. “Exercise Date” means the last Trading Day of each Exercise Period.

n. “Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately three (3) calendar month period beginning on the first Trading Day on or after the first day of each calendar quarter and ending the last Trading Day on or before the last day of that same calendar quarter of such year,

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or beginning on the first Trading Day on or after the respective: April 1; July 1; October 1; and January 1; and ending the last Trading Day on or before the respective June 30; September 30; December 31; and March 31 of each calendar quarter of such year.

o. “Exercise Price” means the price per share of Common Stock offered in a given Exercise Period determined as provided in Section 7(b).

p. “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7©.

q. “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

r. “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

s. “Plan” means the Vitamin Shoppe 2010 Employee Stock Purchase Plan, as in effect from time to time.

t. “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

u. “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

v. “Trading Day” means a day on which the New York Stock Exchange is open for trading.

3. Eligibility. Any individual who has completed at least three (3) months of employment with the Company or any Subsidiary and who is an Employee as of the Entry Date of a given Exercise Period shall be eligible to become a Participant as of the Entry Date of such Exercise Period.

4. Exercise Periods.

a. In General. The Plan shall generally be implemented by a series of Exercise Periods, each of which last approximately three (3) months.

b. Changes by Committee. The Committee shall have the power to make changes to the duration and/or the frequency of Exercise Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Exercise Period to be affected.

5. Participation. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

6. Plan Contributions.

a. Contribution by Payroll Deduction. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions. The Committee may, but need not, permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

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b. Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Exercise Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than one half of one percent (0.5%) and not more than ten percent (10%) of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant.

c. Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5.

d. Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the Exercise Date of an Exercise Period, including the Exercise Date prior to termination in the case of an Exercise Period terminated under Section 4(b) hereof, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Exercise Period (and, for purposes of such Exercise Period the Participant’s “Entry Date” shall be deemed to be the first day of such Exercise Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of the succeeding Exercise Period.

e. Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Exercise Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the earliest administratively practicable payroll period that begins on or after the date the Committee receives the new enrollment agreement. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

f. Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b) (8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s payroll deductions for any calendar year may be decreased, including to 0%, at such time during such calendar year that the aggregate of all payroll deductions accumulated during such calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant terminates participation as provided in Section 13(a). No Participant may be permitted to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in fair market value of the stock (determined at the time the option to purchase stock is granted) for each calendar year in which any such option granted to the Participant is outstanding at any time.

g. Leaves of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h) (2), a Participant may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participant’s payroll deductions under the Plan for the payday immediately preceding the first day of such Participant’s leave of absence.

7. Grant of Option.

a. Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that subject to the $25,000 limitation on purchases in any calendar year, the maximum number of shares that a Participant may purchase during any Exercise Period shall be 5,000.

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b. Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Exercise Period shall be the Applicable Percentage of the lesser of the Fair Market Value of a share of Common Stock on the Exercise Date or the Fair Market Value of a share of Common Stock on the Entry Date, provided that in no event shall the Exercise Price be less than the price allowed pursuant to Code Section 423. The Applicable Percentage with respect to each Exercise Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established not less than fifteen (15) days prior to the Entry Date thereof.

c. Fair Market Value. The Fair Market Value of the Common Stock is (a) while the Common Stock is readily traded on an established national or regional securities exchange, the closing transaction price of such Common Stock as reported by the principal exchange on which such Common Stock is traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Common Stock is not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such Common Stock on the date as of which such value is being determined, where quoted for such Common Stock, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Common Stock is too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

d. Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (including any stock which is attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing, in the aggregate, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company as computed under Section 423(b)(3) of the Code and the Treasury Regulations thereunder, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with section 423(b)(8) of the Code and the Treasury Regulations thereunder.

e. No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

8. Exercise of Options.

a. Automatic Exercise. A Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

b. Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall remain in the Participant’s account, and be carried over to the next Exercise Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

9. Issuance of Shares.

a. Delivery of Shares. The Company will hold in book-entry the shares of Common Stock purchased by each Participant under the Plan. Upon receipt of written request from or on behalf of a Participant, the Company shall, as promptly as practicable, arrange for the delivery to such Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of such Participant (or the Participant’s

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beneficiary) as appropriate, of a certificate representing the shares purchased under the Plan, and the Company shall assume, for tax purposes, such Participant’s disposition of the underlying shares (unless such Participant clearly advises the Company otherwise in writing). In the event that a Participant provides a written statement of his intention not to sell or otherwise dispose of such shares as set forth in the foregoing sentence, such Participant shall be required to report to the Company any subsequent disposition of such shares prior to the expiration of the holding periods specified by Section 422 (a) (1) of the Code. If and to the extent that such disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Participant must remit to the Company an amount sufficient to satisfy those requirements.

b. Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

c. Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

d. Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10. Participant Accounts.

a. Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

b. Participant Account Statements. Statements of account will be given to Participants quarterly, which statements will set forth the amounts of payroll deductions, the per share purchase price and the number of shares purchased.

c. Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Exercise Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section  13(a).

11. Designation of Beneficiary.

a. Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

b. Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary

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validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13. Withdrawal; Termination of Employment.

a. Withdrawal. A Participant may withdraw from the Plan at any time except that no Participant may withdraw during the last seven (7) days of an Exercise Period. A Participant who wishes to withdraw from the Plan must deliver written notice to the Company at least seven (7) days prior to the Exercise Date. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 13(b), below.

b. Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to this Section 13(b) shall not again be eligible to participate in the Plan prior to the beginning of the Exercise Period that commences at least 12 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in order to again become a Participant as of that date.

c. Disability Situations or Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant; in the case of death the Plan Contributions credited to the Participant’s account will be returned without interest to the executor of such Participant’s will or the administrator of such Participant’s estate. If we do not receive such notice of the Participant’s death prior to the Exercise Date, the Participant’s right to purchase shares under the Purchase Plan will be deemed to have been exercised on the Exercise Date. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on such Exercise Date which is insufficient to purchase a full share of Common Stock will be returned to Participant. In the case of disability, any Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be used to acquire Common Stock on the Exercise Date following the Participant’s disability pursuant to Section  8. A Participant on disability may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participant’s payroll deductions under the Plan for the payday immediately preceding the first day of such Participant’s disability.

14. Common Stock Available under the Plan; Approval by Stockholders.

a. Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be

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200,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

b. Adjustments Upon Changes in Capitalization; Corporate Transactions.

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If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

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In the event of the proposed dissolution or liquidation of the Company, the Exercise Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

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In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

•

In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

•

Approval by Stockholders. No options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Plan shall have been approved by the Stockholders of the Company (such stockholder approval shall be prior to June 29, 2010). In the event this Plan shall not have been approved by the stockholders of the Company prior to June 29, 2010, all options to purchase shares under this Plan shall be cancelled and become null and void.

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15. Administration.

a. Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

b. Requirements of Exchange Act. Notwithstanding the provisions of Section  15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule  16b-3.

16. Amendment, Suspension, and Termination of the Plan.

a. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) except as otherwise provided in Section 4(b) hereof, no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

b. Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five (5) business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least twenty (20) business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

c. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

•	the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

•	such date as is determined by the Board in its discretion; or

•	the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.

In the event that the Plan terminates under circumstances described in Section 16I(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

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19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20. Applicable Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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VITAMIN SHOPPE, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on Wednesday, June 2, 2010

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/vsi

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

VITAMIN SHOPPE, INC.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 21, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)

By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)

Email: shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)

Internet: http://www.proxyvoting.com/vsi

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Vitamin Shoppe, In c. Stockholder:

The 2010 Annual Meeting of Stockholders of Vitamin Shoppe, Inc. (the “Company”) will be held at the Homewood Suites, 10 The Promenade, Edgewater, New Jersey, 07020, on Wednesday, June 2, 2010, at 10:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	Election of 10 Directors to serve until the 2011 annual meeting of stockholders of the Company;
(2)	Approve the adoption of our 2010 Employee Stock Purchase Plan; and
(3)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

The Board of Directors has fixed the close of business on March 26, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

71493

Stockholders of record as of the record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting, where you may vote in person can be found on our website, www.vitaminshoppe.com.

Meeting Location:

Homewood Suites

10 The Promenade, Edgewater,

New Jersey, 07020

The following proxy materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the fiscal year ended December 26, 2009 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the proxy materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)

Email:         shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)

Internet:      http://www.proxyvoting.com/vsi

The proxy materials for Vitamin Shoppe, Inc. are available to review at:

http://www.proxyvoting.com/vsi

Have this notice available when you request a PAPER copy of the proxy materials,

when you want to view the proxy materials online,

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote

Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

71493